Exhibit 99
For more information:
Sue Stricklin
Vice President, Marketing
The Home Savings and Loan Company
sstricklin@homesavings.com
(330) 742-0638
United Community Financial Corp. announces new Board Member
YOUNGSTOWN, Ohio (2/23/07) — United Community Financial Corp. (NASDAQ: UCFC), holding company for The Home Savings and Loan Company and Butler Wick Corp., is pleased to welcome Donald J. Varner as the newest member of its Board of Directors. Varner’s appointment, which will be effective March 15, 2007, fills the vacancy created by the death of long-time Board Member, Richard M. Barrett. Varner previously served on the United Community Board from 1999 until his retirement from Home Savings in 2004. His new term will expire in 2009.
With more than 45 years at Home Savings, Varner held numerous positions, including most recently that of Secretary and Senior Vice President. He will remain on the Board of Home Savings, a position held since 1987.
Home Savings operates 37 full-service banking offices and five loan production offices located throughout Ohio and Western Pennsylvania. Butler Wick has 21 offices providing full service retail brokerage, capital markets or trust services throughout Ohio and Western Pennsylvania. Additional information on UCFC, Home Savings and Butler Wick may be found at www.ucfconline.com.

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